Exhibit 99.1

Planar Announces Fiscal First Quarter 2013 Financial Results

Company reports record quarterly Digital Signage product sales and Non-GAAP EBITDA of $1.4 million

BEAVERTON, Ore. – February 6, 2013 – Planar Systems, Inc. (NASDAQ: PLNR), a worldwide leader in specialty display solutions, recorded sales of $44.2 million and GAAP loss per share of $0.07 in its first fiscal quarter ended December 28, 2012. On a Non-GAAP basis (see reconciliation table), income per share was $0.05 in the first quarter of fiscal 2013.

“The first quarter of 2013 represented a significant step forward in our strategic transformation,” said Gerry Perkel, Planar’s President and Chief Executive Officer. “Not only were we able to successfully close the sale our EL product line, but we also experienced record sales levels of digital signage products as well as our highest level of quarterly Non-GAAP profitability in almost 2 years.”

SUMMARY OF BUSINESS HIGHLIGHTS

•

Closed the sale of the Electroluminescent (EL) product line to Beneq Products OY for a $6.5 million base purchase price, of which $3.9 million was paid in cash at closing and $2.6 million was paid in the form of a promissory note. The transaction terms also provide for up to $3.5 million in possible additional cash consideration which can be earned in calendar years 2013, 2014, 2015 based upon the EL product line achieving certain financial results

•

Began shipping the Planar® Helium™ Series, a family of multi-touch desktop monitors designed to bring the touch experience alive when paired with a Microsoft® Windows® 8 device such as an Ultrabook™, tablet or desktop PC

•	Sales of Digital Signage products and Touch Monitors totaled $21.8 million and represented 49% of total revenue (52% excluding EL product revenues) for the first fiscal quarter of 2013

•

Signed the contract and received purchase orders for a new custom commercial and industrial design win with revenue totaling approximately $10 million over 2 years, and the potential for additional follow-on business, with production expected to begin in the second half of fiscal 2013

FIRST QUARTER FISCAL 2013 RESULTS

The Company’s total revenues increased 7 percent compared to the fourth quarter of fiscal 2012 and declined 7 percent compared to the first quarter of fiscal 2012. As previously announced, the Company sold the assets comprising its Electroluminescent (EL) product line during the quarter. Excluding revenue associated with EL products, the Company’s total revenue increased 14 percent compared to the fourth quarter of fiscal 2012 and was approximately flat with the first quarter of fiscal 2012. Sales of Digital Signage products totaled $16.9 million in the first quarter of 2013, a 55 percent increase from the same period a year ago. This increase was driven by higher sales of tiled LCD systems and signage monitors, which increased 45 percent and 123 percent respectively compared with the same period a year ago. The Company continues to experience increased demand for its digital signage products as both the number of customers as well as the product portfolio have expanded. Sales of Commercial and Industrial (C&I) products declined 26 percent (20 percent without EL) to $27.3 million ($25.0 million without EL) compared with the same quarter a year ago. This decrease was primarily driven by lower sales of EL displays, rear-projection cubes, custom commercial and industrial displays, and high-end home products, partially offset by increased sales of touch monitors which grew 38 percent compared to the same period a year ago.

The Company’s consolidated gross profit margin, as a percentage of sales, (on a Non-GAAP basis) was 25.0 percent in the first quarter of 2013, up from 22.1 percent in the first quarter of 2012 (see reconciliation table). The increase in gross profit margin, as a percent of sales, from the previous year was primarily due to an inventory charge for certain end-of-life-products recorded in the prior year which did not repeat in the first quarter of 2013.

Total operating expenses (on a Non-GAAP basis) for the first quarter of 2013 decreased $3.4 million, or 25 percent, to $10.1 million compared with the same quarter a year ago, as expenses declined in all functions as a result of cost reduction measures implemented in fiscal 2012 intended to lower the overall breakeven point for the Company.

The Company’s cash balance increased $1.5 million sequentially to $19.3 million at the end of the first fiscal quarter of 2013 compared to the end of the fourth quarter of fiscal 2012. The increase in cash was primarily caused by the proceeds received as a result of the EL product line asset sale and an increase in accounts payable, partially offset by increases in inventory and accounts receivable.

BUSINESS OUTLOOK

Looking forward, the Company remains committed to transforming its business to be more focused on markets that are growing, such as digital signage, and becoming profitable. The Company has taken actions over the last 12 months to reduce overall expense levels (and thus lower the breakeven point), shed a non-strategic product line and, generally, focus more of its resources on growing products/markets. Moving forward, the Company expects to see revenue growth in Digital Signage and Touch products more than offset declines in more mature product lines. As a result, the Company expects overall revenue growth of 5 to 10 percent for fiscal year 2013, excluding EL product line revenue. Additionally, the Company expects to achieve Non-GAAP profitability in the second half of fiscal 2013, as well as, for the full fiscal year of 2013. However, in the near term, the Company expects to follow its normal seasonal pattern of lower sequential revenue in the second quarter of fiscal 2013. As a result, the Company currently anticipates revenue in the range of $34 to $37 million and a Non-GAAP loss of $0.09 to $0.04 in the second fiscal quarter of 2013. Total Company revenue, excluding EL product line revenue, was $32.4 million in the second fiscal quarter of 2012.

Results of operations and the business outlook will be discussed in a conference call today, February 6, 2013, beginning at 2:00 PM Pacific Time. The call can be heard via the Internet through a link on Planar’s website, www.planar.com, or through numerous other investor sites, and will be available for replay until March 6, 2013. The Company intends to post on its website a transcript of the prepared management commentary from the conference call shortly after the conclusion of the call.

ABOUT PLANAR

Planar Systems Inc. (NASDAQ: PLNR) is a global leader in digital display technology providing premier solutions for the world’s most demanding environments. Retailers, educational institutions, government agencies, businesses, utilities and energy firms, and home theater enthusiasts all depend on Planar to provide superior performance when image experience is of the highest importance. Planar solutions are used by the world’s leading organizations in applications ranging from digital signage to simulation and from interactive kiosks to large-scale data visualization. Founded in 1983, Planar is headquartered in Oregon, USA, with offices, manufacturing partners, and customers worldwide. For more information, visit www.planar.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 relating to Planar’s business operations and prospects, including statements relating to the Company’s expected levels of revenue, revenue growth and Non-GAAP earnings/profitability for the second quarter, second half, and full fiscal year in 2013, and the other statements made under the heading “Business Outlook,”. These statements are made pursuant to the safe harbor provisions of the federal securities laws. These and other forward-looking statements, which may be identified by the inclusion of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “goal” and variations of such words and other similar expressions, are based on current expectations, estimates, assumptions and projections that are subject to change, and actual results may differ materially from the forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Many factors, including the following, could cause actual results to differ materially from the forward-looking statements: poor or further weakened domestic and international business and economic conditions; changes or continued reductions in the demand for products in the various display markets served by the Company; any delay in the timing of customer orders or the Company’s ability to ship product upon receipt of a customer order; the extent and timing of any additional expenditures by the Company to address business growth opportunities; any inability to reduce costs or to do so quickly enough, in either case, in response to reductions in revenue; adverse impacts on the Company or its operations relating to or arising from any inability to fund desired expenditures, including due to difficulties in obtaining necessary financing; changes in the flat-panel monitor industry; changes in customer demand or ordering patterns; changes in the competitive environment including pricing pressures or the ability to keep pace with technological changes; technological advances; shortages of manufacturing capacity from the Company’s third-party manufacturing partners or other interruptions in the supply of components the Company incorporates in its finished goods including as a result of natural disasters like the recent earthquakes and tsunami in Japan; future production variables resulting in excess inventory and other risk factors listed from time to time in the Company’s periodic filings with the Securities and Exchange Commission (SEC). The forward-looking statements contained in this press release speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

MEDIA CONTACTS: Kim Brown Planar Systems, Inc. 503.748.6724 kim.brown@planar.com	INVESTOR CONTACTS: Ryan Gray Planar Systems, Inc. 503.748.8911 ryan.gray@planar.com

Note Regarding the Use of Non-GAAP Financial Measures:

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), the Company’s earnings release contains Non-GAAP financial measures that exclude share-based compensation and the requirements of Topic 718 of the FASB Accounting Standards CodificationTM, “Compensation-Stock Compensation”. The Non-GAAP financial measures also exclude impairment and restructuring charges, the amortization of intangible assets related to previous acquisitions, various tax charges including the valuation allowance against deferred tax assets, the gain or loss on foreign currency due to the non-cash nature of the charge, and various other adjustments. The Non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The Company has provided reconciliations of the Non-GAAP financial measures to the most directly comparable GAAP financial measures.

Planar Systems, Inc.

Consolidated Statement of Operations

(In thousands, except per share amounts)

(unaudited)

	Three months ended
	Dec. 28, 2012	Dec. 30, 2011
Sales	$44,175	$47,708
Cost of Sales	33,166	37,197

Gross Profit	11,009	10,511
Operating Expenses:
Research and development, net	2,027	2,719
Sales and marketing	5,060	6,937
General and administrative	3,413	4,079
Amortization of intangible assets	147	175
Restructuring	194	—
Loss on sale of assets	1,491	—

Total Operating Expenses	12,332	13,910
Income (Loss) from operations	(1,323)	(3,399)
Non-operating income (expense):
Interest, net	17	—
Foreign exchange, net	(108)	426
Other, net	115	42

Net non-operating income (expense)	24	468
Income (loss) before taxes	(1,299)	(2,931)
Provision (benefit) for income taxes	183	265

Net Income (loss)	$(1,482)	$(3,196)

Net Income (loss) per share—basic	$(0.07)	$(0.16)
Net Income (loss) per share—diluted	$(0.07)	$(0.16)
Weighted average shares outstanding—basic	20,473	19,822
Weighted average shares outstanding—diluted	20,473	19,822

Planar Systems, Inc.

Consolidated Balance Sheets

(In thousands)

(unaudited)

	Dec. 28, 2012	Sept. 28, 2012
ASSETS
Cash	$19,255	$17,768
Accounts receivable, net	21,392	18,604
Inventories	33,643	31,984
Other current assets	3,595	2,829

Total current assets	77,885	71,185
Property, plant and equipment, net	2,649	3,554
Intangible assets, net	417	565
Other assets	10,057	6,580

	$91,008	$81,884

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	22,274	11,686
Current portion of capital leases	646	449
Deferred revenue	1,941	1,659
Other current liabilities	14,546	15,915

Total current liabilities	39,407	29,709
Capital leases, less current portion	756	545
Other long-term liabilities	4,973	5,111

Total liabilities	45,136	35,365
Common stock	185,109	184,556
Retained earnings (deficit)	(136,313)	(134,751)
Accumulated other comprehensive loss	(2,924)	(3,286)

Total shareholders’ equity	45,872	46,519

	$91,008	$81,884

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, unaudited)

	For the three months ended
	Dec. 28, 2012	Dec. 30, 2011
Gross Profit:
GAAP Gross Profit	11,009	10,511

Share-based Compensation	25	13

Total Non-GAAP adjustments	25	13

NON-GAAP GROSS PROFIT	11,034	10,524

NON-GAAP GROSS PROFIT PERCENTAGE	25.0%	22.1%

Research and Development:
GAAP research and development expense	2,027	2,719

Share-based Compensation	(47)	(39)

Total Non-GAAP adjustments	(47)	(39)

NON-GAAP RESEARCH AND DEVELOPMENT EXPENSE	1,980	2,680

Sales and Marketing:
GAAP sales and marketing expense	5,060	6,937

Share-based Compensation	(69)	(25)

Total Non-GAAP adjustments	(69)	(25)

NON-GAAP SALES AND MARKETING EXPENSE	4,991	6,912

General and Administrative:
GAAP General and Administrative Expense	3,413	4,079
Share-based Compensation	(304)	(205)

Total Non-GAAP adjustments	(304)	(205)

NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSE	3,109	3,874

Operating Expenses:
GAAP Total Operating Expenses	12,332	13,910
Share-based Compensation	(420)	(269)
Amortization of intangible assets	(147)	(175)
Restructuring charges	(194)	—
Loss on sale of assets	(1,491)	—

Total Non-GAAP adjustments	(2,252)	(444)

NON-GAAP TOTAL OPERATING EXPENSES	10,080	13,466

Reconciliation of GAAP to Non-GAAP Financial Measures Continued

(In thousands, unaudited)

	For the three months ended
	Dec. 28, 2012	Dec. 30, 2011
Income (Loss) from Operations:
GAAP income (loss) from operations	(1,323)	(3,399)
Share-based Compensation	445	282
Amortization of intangible assets	147	175
Restructuring charges	194	—
Loss on sale of assets	1,491	—

Total Non-GAAP adjustments	2,277	457

NON-GAAP INCOME (LOSS) FROM OPERATIONS	954	(2,942)

Income (Loss) before taxes & EBITDA:
GAAP income (loss) before taxes	(1,299)	(2,931)
Share-based Compensation	445	282
Amortization of intangible assets	147	175
Loss on sale of assets	1,491	—
Restructuring charges	194	—
Foreign Exchange, net	108	(426)

Total Non-GAAP adjustments	2,385	31

NON-GAAP INCOME (LOSS) BEFORE TAXES	1,086	(2,900)

Depreciation	310	564

NON-GAAP EBITDA	1,396	(2,336)

Net Income (Loss):
GAAP Net Income (loss)	(1,482)	(3,196)
Share-based Compensation	445	282
Amortization of intangible assets	147	175
Loss on sale of assets	1,491	—
Restructuring charges	194	—
Foreign Exchange, net	108	(426)
Income tax effect of reconciling items	73	1,353

Total Non-GAAP adjustments	2,458	1,384

NON-GAAP NET INCOME (LOSS)	976	(1,812)

GAAP weighted average shares outstanding—basic	20,473	19,822
NON-GAAP weighted average shares outstanding—diluted	20,679	19,822
GAAP Net Income (Loss) per share—basic	$(0.07)	$(0.16)
Non-GAAP adjustments detailed above	0.12	0.07
NON-GAAP NET INCOME PER SHARE (basic)	$0.05	$(0.09)
GAAP Net Income (Loss) per share—diluted	$(0.07)	$(0.16)
Non-GAAP adjustments detailed above	0.12	0.07
NON-GAAP NET INCOME PER SHARE (diluted)	$0.05	$(0.09)

Planar Systems, Inc.

Revenue by Product Line

(In millions)

(unaudited)

	Three months ended			% Change vs.
	Dec. 28, 2012	Dec. 30, 2011	Sep. 28, 2012	Prior Year	Prior Quarter
Digital Signage Sales	$16.9	$10.9	$13.6	55%	24%
Commercial & Industrial Sales	27.3	36.8	27.8	-26%	-2%
Desktop Monitors	8.7	9.6	7.8	-9%	11%
Rear Projection Cubes	6.1	9.0	4.2	-32%	44%
Touch Monitors	4.9	3.5	5.2	38%	-5%
High-end Home	3.0	5.3	3.2	-43%	-6%
Custom Commercial & Industrial	2.0	3.0	2.3	-34%	-13%
Electroluminescent(1)	2.3	5.7	4.5	-60%	-49%
Other	0.3	0.7	0.6	-52%	-38%

Total Sales	$44.2	$47.7	$41.4	-7%	7%

Electroluminescent(1)	2.3	5.7	4.5	-60%	-49%

Total Sales without Electroluminescent	$41.9	$42.0	$36.9	0%	14%

(1)	In the first quarter of 2013, the Company sold the assets and liabilities related to the Electroluminescent product line.